                                                                Exhibit 10.18

                                      LEASE


THIS LEASE is made on the 30th day of October, 2000 by and between WTA Piercy LLC, a California limited liability company (hereinafter called "Lessor") and Packeteer, Inc., a Delaware corporation (hereinafter called "Lessee").

IN CONSIDERATION OF THE MUTUAL PROMISES HEREIN CONTAINED, THE PARTIES AGREE AS
FOLLOWS:

1. Premises. Lessor leases to Lessee, and Lessee leases from Lessor, upon the terms and conditions herein set forth, those certain Premises ("Premises") situated in the City of San Jose, County of Santa Clara, California, as outlined in Exhibit "A" attached hereto and described as follows: approximately 84,000 rentable square foot building known as ______ Piercy Road, San Jose, California. Square footage is calculated from the exterior face of the building. Lessee shall have the right to verify the measurement of building, and if Lessee disagrees with Lessor's measurement, Lessee may notify Lessor within thirty days of Lease Commencement. Lessor and Lessee will then work together to determine the actual square footage and the rent, Security Deposit and Letter of Credit shall be adjusted accordingly. Lessee's pro-rata share of the building is 100.00%.

2. Term. The term of this Lease shall be for twelve (12) years, commencing on the Lease Commencement Date. The "Lease Commencement Date" shall be the date which is the earlier of (i) the date Lessor delivers to Lessee a factually correct written notice stating that the Premises are Substantially Complete (as defined in Exhibit "B") and (ii) the date Lessor delivers to Lessee written notice stating the date the Premises would have been Substantially Complete were it not for any Lessee Delay (as defined in Exhibit "B").

3. Rent. Lessee shall pay to Lessor rent for the Premises according to the schedule below in lawful money of the United States of America. Rent shall be paid without deduction or offset, prior notice, or demand, at such place as may be designated from time to time by Lessor. Lessee shall pay to Lessor $273,000.00 upon execution of the Lease, which sum represents the amount of the first month's rent. Monthly rent shall be paid in advance on the first (1st) day of each calendar month as follows:


                                              Monthly Rent/NNN (based
                                               on $3.00 per rentable
               Months                          square foot per month)
               -------                        ----------------------
               01 - 12                             $273,000.00
               13 - 24                             $283,920.00
               25 - 36                             $295,277.00
               37 - 48                             $307,088.00
               49 - 60                             $319,371.00
               61 - 72                             $332,146.00
               73 - 84                             $345,432.00


                85 -  96                           $359,249.00
                97 - 108                           $373,619.00
               109 - 120                           $388,564.00
               121 - 132                           $404,107.00
               133 - 144                           $420,271.00


     Rent for any period during the term hereof which is for less than one (1) full month shall be a pro-rata portion of the monthly rent payment based on the actual number of days in such month. Lessee acknowledges that late payment by Lessee to Lessor of rent or any other payment due Lessor will cause Lessor to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Lessor by the terms of any encumbrance and note secured by any encumbrance covering the Premises. Therefore, if any installment of rent or other payment due from Lessee is not received by Lessor within ten (10) days following the date it is due and payable, Lessee shall pay to Lessor an additional sum of ten percent (10%) of the overdue amount as a late charge. Notwithstanding anything contained in this paragraph, if Lessee is delinquent in the payment of Rent and is subject to a late charge, Lessor agrees to waive the late charge if the Rent or Additional Rent due is paid within five (5) days of Lessor's written notice to Lessee of the delinquent amount owed (which notice shall be given after the expiration of the above-referenced ten (10) day grace period) and provided Lessee has not been delinquent in its payment of Rent or Additional Rent owed under this Lease during the twelve (12) month period preceding the rent delinquency in question. However, Lessor shall only be obligated to notify Lessee once of its intent to assess a late charge in any twelve (12) month period. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Lessor will incur by reason of late payment by Lessee. Acceptance of any late charge shall not constitute a waiver of Lessee's default with respect to the overdue amount, nor prevent Lessor from exercising any of the other rights and remedies available to Lessor.

     If, for any reason whatsoever, Lessor cannot deliver possession of the Premises on the commencement date set forth in Paragraph 2 above, this Lease shall not be void or voidable, nor shall Lessor be liable to Lessee for any loss or damage resulting therefrom; but in such event, Lessee shall not be obligated to pay rent until possession of the Premises is tendered to Lessee and the commencement and termination dates of this Lease shall be revised to conform to the date of Lessor's delivery of possession. However, in the event that either
(a) Lessor does not commence construction of the Premises by June 1, 2001, or
(b) Lessor does not deliver possession of the Premises by June 1, 2002 (which dates shall not be extended for Force Majeure Delays), Lessee shall have the option, at its sole discretion, to terminate the Lease by giving written notice to Lessor, and all monies paid by Lessee to Lessor and the letter of credit shall be returned immediately. Lessee shall have access to the Premises prior to the Commencement Date at the appropriate times during the construction schedule (which schedule shall be provided to Lessee prior to commencement of construction) so that Lessee can install its phone and computer cabling and other business systems, provided that such early access does not interfere with Lessor's contractor. Such access shall be subject to all of the provisions of this Lease, excluding the obligation to pay rent or Additional Rent.




                                  Page 2 of 25
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     A.   All taxes, insurance premiums, reimbursable expenses and utilities, outside area charges, late charges, costs and expenses which Lessee is required to pay hereunder, together with all interest and penalties that may accrue thereon in the event of Lessee's failure to pay such amounts, and all reasonable damages, costs, and attorney's fees and expenses which Lessor may incur by reason of any default of Lessee or failure on Lessee's part to comply with the terms of this Lease, shall be deemed to be additional rent (hereinafter, "Additional Rent"), and, in the event of non-payment by Lessee, Lessor shall have all of the rights and remedies with respect thereto as Lessor has for the non-payment of monthly installment of rent.

4.   Option to Extend Term.

     A. Lessee shall have the option to extend the term on all the provisions contained in this Lease for two five-year periods ("extended terms") at an adjusted rental calculated as provided in Subparagraph B below on the condition that:

          (a) Lessee has given to Lessor written notice of exercise of that option ("option notice") at least nine (9) months but no more than twelve (12) months before expiration of the initial term or extended term(s), as the case may be.

          (b) Lessee is not in default in the performance of any of the terms and conditions of the Lease on the date of giving the option notice, and Lessee is not in default on the date that the extended term is to commence.

     B. RENT FOR OPTION PERIOD: The rent during the extended term shall be the then current fair market monthly rent ("Fair Market Rent") for the Premises as of the commencement date of the applicable extended term, as determined by the agreement of the parties or, if the parties cannot agree within sixty (60) days prior to the commencement of such extended term, then by determination by commercial real estate brokers as detailed below. In determining the Fair Market Rent, the parties (and in the absence of their agreement, the brokers) shall determine the Fair Market Rent by taking into consideration the rents being charged at the time such determination is to be made for similar space in similar properties in the South San Jose/Edenvale area pursuant to leases with terms and provisions substantially similar to those contained in this Lease. All other terms and conditions contained in the Lease, as the same may be amended from time to time by the parties in accordance with the provisions of the Lease, shall remain in full force and effect and shall apply during the Extended Term.

     If it becomes necessary to determine the fair market rental value for the Premises by determination by brokers, all of whom shall have at least five (5) years experience specializing in leasing commercial space located in the vicinity of the Premises and none of whom shall have worked for either party in the five (5) years period preceding the commencement date of the extended term shall be appointed and shall act in accordance with the following procedures:

          1. If the parties are unable to agree on the Fair Market Rent within the

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


          allowed time, either party may demand a determination by brokers by giving written notice to the other party, which demand to be effective must state the name, address and qualifications of a broker selected by the party demanding a determination (the "Notifying Party"). Within ten (10) days following the Notifying Party's determination demand, the other party (the "Non-Notifying Party") shall either approve the broker selected by the notifying party or select a second properly qualified broker by giving written notice of the name, address and qualification of said broker to the Notifying Party. If the Non-Notifying Party fails to select a broker within the ten (10) day period, the broker selected by the Notifying Party shall be deemed selected by both parties and no other broker shall be selected. If two brokers are selected, they shall select a third appropriately qualified broker. If the two brokers fail to select a third qualified broker, the third broker shall be appointed by the then presiding Superior Court judge of the county where the Premises are located upon application by either party.

          2. If only one broker is selected, that broker shall notify the parties in simple letter form of its determination of the Fair Market Rent for the Premises within fifteen (15) days following his selection, which determination shall be conclusively determinative and binding on the parties as the determined Fair Market Rent.

          3. If multiple brokers are selected, the brokers shall meet no later than ten (10) days following the selection of the last brokers. At such meeting the brokers shall attempt to determine the Fair Market Rent for the Premises as of the commencement date of the extended term by the agreement of at least two (2) of the brokers.

          4.   If two (2) or more of the brokers agree on the Fair Market
          Rent for the Premises at the initial meeting, such agreement shall be determinative and binding upon the parties hereto and the agreeing brokers shall, in simple letter form executed by the agreeing brokers, notify both Lessor and Lessee of the amount set by such agreement. If multiple brokers are selected and two (2) brokers are unable to agree on the Fair Market Rent for the Premises, all brokers shall submit to Lessor and Lessee an independent determination of the Fair Market Rent for the Premises in simple letter form within twenty (20) days following appointment of the final broker. The parties shall then determine the Fair Market Rent for the Premises by averaging the determinations; provided that any high or low determination, differing from the middle determination by more than ten percent (10%) of the middle determination, shall be disregarded in calculating the average. Such determination shall be conclusively determinative and binding on the parties as the determined Fair Market Rent.

          5. The brokers' determination of Fair Market Rent shall be based on rental of space of the same age, construction, size and location as the Premises with the improvements installed therein at Lessor's expense and shall take into account

          Lessee's obligations to pay additional rent under this Lease. In determining Fair Market Rent, the brokers shall not consider any alterations or improvements installed in the Premises at Lessee's expense.

          6. If only one broker is selected, then each party shall pay one-half of the fees and expenses of that broker. If three brokers are selected, each party shall bear the fees and expenses of the broker it selects and one-half of the fees and expenses of the third broker.

     C. In no event shall the monthly rent for any extended term(s) be less than the Monthly Rent paid immediately prior to such extended term(s). The option to extend shall be personal to Lessee and any entity described in
     Section 21.F., and shall not be transferable or assignable to any other person or entity. If Lessee has exercised its option to extend, the phrase "Lease term" as used in this Lease shall mean the initial term of the Lease and the extended term(s).

5. Security Deposit. Lessor acknowledges that Lessee has deposited with Lessor a Security Deposit in the sum of $420,271.00 to secure the full and faithful performance by Lessee of each term, covenant, and condition of this Lease. If Lessee shall at any time fail to make any payment or fail to keep or perform any term, covenant, or condition on its part to be made or performed or kept under this Lease, Lessor may, but shall not be obligated to and without waiving or releasing Lessee from any obligation under this Lease, use, apply, or retain the whole or any part of said Security Deposit (a) to the extent of any sum due to Lessor; or (b) to compensate Lessor for any loss, damage, attorneys' fees or expense sustained by Lessor due to Lessee's default. In such event, Lessee shall, within ten (10) days of written demand by Lessor, remit to Lessor sufficient funds to restore the Security Deposit to its original sum. No interest shall accrue on the Security Deposit. Should Lessee comply with all the terms, covenants, and conditions of this Lease and, at the end of the term of this Lease, leave the Premises in the condition required by this Lease, then said Security Deposit or any balance thereof, less any sums owing to Lessor, shall be returned to Lessee within fifteen (15) days after the termination of this Lease and vacancy of the Premises by Lessee. Lessor can maintain the Security Deposit separate and apart from Lessor's general funds, or can co-mingle the Security Deposit with the Lessor's general and other funds.

     A.   Additional Security Deposit.

          (i) Letter of Credit. Prior to commencement of the building shell construction, Lessee shall deliver to Lessor an irrevocable transferable letter of credit in the amount of Three Million Two Hundred Seventy-Six Thousand and 00/100ths Dollars ($3,276,000.00) issued by a financial institution acceptable to Lessor in the form reasonably acceptable to Lessor, with an original term of no less than one year and automatic extensions through the end of the Term of this Lease and thirty (30) days thereafter (the "Letter of Credit"). Failure of Lessee to deliver the Letter of Credit shall be deemed a default under the terms of the Lease. Lessee shall keep the Letter of Credit, at its expense, in full force and effect until the thirtieth
          (30th) day after the Expiration Date or other termination of this Lease, to insure the faithful performance by Lessee of all of the covenants, terms and conditions of this Lease, including, without limitation, Lessee's obligations to repair, replace or maintain the Premises. The Letter of Credit shall provide thirty (30) days' prior written notice to Lessor of cancellation, material change or (if automatic extensions are not provided) nonextension thereof, and shall further provide that in the event of any nonextension of the Letter of Credit (except for at the end of the Lease term) at least thirty (30) days prior to its expiration, Lessor shall be entitled to present its written demand for payment of the entire face amount of the Letter of Credit, and the funds so obtained shall be held as the additional security deposit required under this Lease. Any unused portion of the funds so obtained by Lessor shall be returned to Lessee upon replacement of the Letter of Credit or deposit of cash security in the full amount required hereunder. If Lessor uses any portion of the cash security deposit to cure any default by Lessee hereunder, Lessee shall replenish the security deposit to the original amount within thirty
          (30) days of notice from Lessor. Lessee's failure to do so shall become a material breach of this Lease. Lessor shall keep any cash security funds separate from its general funds, and shall invest such cash security at Lessee's reasonable direction, and any interest actually earned by Lessor on such cash security shall be paid to Lessee quarterly. If an event of default occurs under this Lease beyond any applicable cure period, Lessor may present its written demand for payment of the entire face amount of the Letter of Credit and the funds so obtained shall become due and payable to Lessor and be held by Lessor as a cash security deposit as provided above, if any of the following events occur: (i) Lessee is the subject of an Insolvency Proceeding, (ii) Lessee does not replace the Letter of Credit in the full amount required within thirty (30) business days after Lessor makes a partial draw thereon to cure a default, (iii) an event of default occurs under this Lease beyond any applicable cure periods, (iv) Lessee does not provide a Replacement Letter of Credit, if required by, and within the time period specified in this Section
          5. Lessor may retain such funds to the extent required to compensate Lessor for damages incurred, or to reimburse Lessor as provided herein, in connection with any such event of default, and any remaining funds shall be held as a cash security deposit. Notwithstanding the foregoing, in the event that Lessor draws on the entire face amount of the Letter of Credit pursuant to the terms of this Section, said amount (plus any accrued interest) shall be returned to Lessee immediately after Lessor provides Lessee with written notice that it has drawn such amount pursuant to this Section, Lessee cures the default at issue and provides Lessor with a replacement Letter of Credit.

          (ii) Reduction of Letter of Credit. Provided that Lessee is not in default of any terms or conditions of the Lease, on the second anniversary of the Lease Commencement Date and every year thereafter, the Letter of Credit shall be reduced by one month's Base Rent incurred during the first year of the Lease term.

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          (iii) Substitution of Cash Collateral. In lieu of, or in replacement of, the Letter of Credit, Lessee may deliver to Lessor at any time during the Term a cash deposit in the face amount required of the Letter of Credit, provided that Lessor shall have no additional liability or reduced benefits from that which Lessor would have if Lessee provided a Letter of Credit. All terms, conditions and requirements with respect to the Letter of Credit contained in this
          Section 5, including, without limitation, application of proceeds, reduction of amount, return of deposit, and investment requirements for cash collateral, shall apply to any such cash collateral.

          (iv) Conversion of Deposit to Loan. Lessor and Lessee acknowledge and agree that, if Lessee defaults under this Lease and fails to fully cure such default within the applicable cure period and Lessor elects to pursue its remedies under California Civil Code Section 1951.2 or under this Lease (or any such event, a "Lessor Action"), (i) Lessor will incur certain damages, costs and expenses, including, without limitation, marketing costs, commissions, relocation costs, Lessee improvement costs, and carrying costs in connection with releasing the Premises, in addition to the other damages, costs and/or expenses Lessor may incur as a result of such default and/or other defaults under this Lease (all of the foregoing collectively, "Default Damages"); (ii) Lessor has no assurance of a source of funds to cover such Default Damages other than the Proceeds of the Letter of Credit (or cash collateral); and (iii) the Proceeds of the Letter of Credit (or cash collateral) should be available to Lessor to apply to Default Damages, even if the amount thereof exceeds that amount to which Lessor is ultimately determined to be entitled under this Lease and pursuant to applicable law. Accordingly, at Lessor's sole election, Lessor shall be entitled to draw the full amount of the Letter of Credit (or the full amount of cash collateral shall be released to Lessor) which is then existing (after any previous application of funds by Lessor and/or replenishment by Lessee pursuant to Section 5(A)(i) above), simultaneously with commencement of a Lessor Action or at any time thereafter. All proceeds thereof in excess of amounts applied (pursuant to Section 5(A)(i)) to Default Damages incurred by Lessor prior to commencement of the Lessor Action shall be deemed a loan from Lessee to Lessor (the "Default Loan"). The Default Loan shall be unsecured and shall bear interest at the rate of interest actually earned by Lessor on the loan proceeds held (and not applied) by Lessor at any given time, in a money market or similar account, and such interest shall be added to the principal balance when earned and shall be applied or repaid as provided in this paragraph. Repayment of the Default Loan shall be limited to the terms and conditions set forth in this paragraph. Any sums to which Lessor from time to time becomes entitled hereunder and pursuant to law as a result of Lessee's default and any previous defaults of the Lease, to which the Letter of Credit (or cash collateral) has not previously been applied pursuant to Section 5(A)(i), shall be offset against the principal balance of the Loan. The amount of the Default Loan remaining, if any, after such offset shall be referred to herein as the "Excess Amount". The Excess Amount shall be Payable by Lessor to Lessee from, and only from, first any proceeds from the Letter of Credit (or cash collateral) which have not been applied to Default Damages incurred by Lessor after the same are finally determined (the "Remaining Proceeds"), and then Excess Rent. The Remaining Proceeds shall be paid by Lessor to Lessee promptly upon the earliest of the following: (i) a judgment by a court as to the amount of damages, (ii) the date Lessor ceases its pursuit of California Civil Code Section 1951.2 damages, if applicable, and (iii) final determination after the entire Premises are leased to a third party or parties. "Excess Rent" shall mean the amount by which (x) rent received by Lessor (from the tenant or tenants leasing all or a portion of the Premises after Lessee's default) in any month exceeds (y) the amount of rent that would have been Payable under this Lease for such month if this Lease had not been terminated. Lessor shall pay Lessee one-half of the Excess Rent until the earlier of (A) the date the Excess Amount is fully repaid or
          (B) the date that would have been the Expiration Date (excluding any Renewal Term) of this Lease. If the Default Loan is insufficient to cover all Default Damages, Lessee shall pay Lessor any such shortfall immediately upon demand by Lessor, and Lessor shall have all rights and remedies available at law or elsewhere in the Lease with respect to such shortfall. Notwithstanding the foregoing, in the event that Lessor draws on the entire face amount of the Letter of Credit pursuant to the terms of this Section and the Lease is not terminated pursuant to California Civil Code Section 1951.2, said amount (plus any accrued interest) shall be returned to Lessee immediately if within ninety (90) days after Lessor provides Lessee with written notice that it has drawn such amount pursuant to this Section, Lessee cures the default at issue and provides to Lessor a replacement Letter of Credit.

6. Use of the Premises. The Premises shall be used exclusively for the purpose of general office, sales, marketing, engineering research and development, and clean storage of computer related products and services.

     Lessee shall not use or permit the Premises, or any part thereof, to be used for any purpose or purposes other than the purpose for which the Premises are hereby leased; and no use shall be made or permitted to be made of the Premises, nor acts done, which will increase the existing rate of insurance upon the building in which the Premises are located, or cause a cancellation of any insurance policy covering said building, or any part thereof, nor shall Lessee sell or permit to be kept, used, or sold, in or about the Premises, any article which may be prohibited by the standard form of fire insurance policies. Lessee shall not commit or suffer to be committed any waste upon the Premises or any public or private nuisance or other act or thing which may disturb the quiet enjoyment of any other tenant in the building in which the premises are located; nor, without limiting the generality of the foregoing, shall Lessee allow the Premises to be used for any improper, immoral, unlawful, or objectionable purpose.

     Lessee shall not place any harmful liquids in the drainage system of the Premises or of the building of which the Premises form a part. No waste materials or refuse shall be dumped upon or permitted to remain upon any part of the Premises outside of the building proper except in trash containers placed inside exterior enclosures designated for that purpose by Lessor, or inside the building proper where designated by Lessor. No materials, supplies, equipment, finished or semi-finished products, raw materials, or articles of any nature shall be stored upon or permitted to remain on any portion of the Premises outside of the building proper.

     Lessor represents and warrants to Lessee that to the best of its knowledge there are no Toxic or Hazardous materials present on, at or under the Premises, which shall be deemed to include underlying land and groundwater, at the time of Lessee's occupancy. Lessor shall indemnify, defend and hold harmless Lessee, its partners, directors, officers, employees, lenders, and successors against all claims, obligations, liabilities, demands, damages, judgements, and costs, including reasonable attorneys' fees arising from or in connection with any prior Toxic or Hazardous materials that existed prior to Lessee's occupancy of the Premises.

     Lessee in turn represents to Lessor that it does not now and will not in the future permit the use or storage on the Premises of Toxic or Hazardous materials, excluding, however basic janitorial, maintenance and office supplies, and materials commonly used in connection with Lessee's business as described in paragraph 6 hereof, and an above-ground storage tank in which diesel fuel may be stored for a backup generator. For purposes of this paragraph 6 "Toxic or Hazardous Materials" shall mean any product, substance, chemical, material or waste whose presence, nature, quality and/or intensity or existence, use, manufacture, disposal, transportation, spill, release or effect, either by itself or in combination with other materials expected to be on the leased premises, is either (i) potentially injurious to the public health, safety or welfare, the environment, or the leased premises; (ii) regulated or monitored by any governmental authority; or (iii) a basis for potential liability of Lessee and Lessor to any governmental agency or third party under any applicable statute or common law theory. "Toxic or Hazardous Materials" shall include, but not be limited to, hydrocarbons, petroleum, gasoline, crude oil or any products or by-products thereof.

     Lessee hereunder shall be responsible for and indemnify, and hold Lessor and its partners, directors, officers, employees, lenders, successors and assigns harmless from all claims, obligations, liabilities, demands, damages, judgments and costs, including reasonable attorneys' fees arising at any time during or in connection with Lessee's causing or permitting any materials referred to under any governmental provisions or regulatory scheme as "hazardous" or "toxic" or which contain petroleum, gasoline, or other petroleum product, to be brought upon, stored, manufactured, generated, handled, disposed, or used on, under or about the Premises. Lessee's and Lessor's obligations hereunder shall survive the termination of this Lease.

     If, at any time during the term of this Lease, Lessor suspects that toxic waste, spillage, or other contaminants may be present on the Premises, Lessor may order a soils report, or its equivalent, at Lessee's expense (to the extent such report clearly shows Lessee, Lessee's agents, employees, invitees or contractors to be the direct source of such contamination) and Lessee shall pay such costs within fifteen (15) days from the date of the invoice by Lessor. If any such toxic waste, spillage, or other contaminants are found upon the Premises (and Lessee, Lessee's agents, employees, invitees or contractors are the direct source of such contamination), Lessee shall pay the amount necessary to remove the substances and remedy the problem.

     Lessee shall abide by all laws, ordinances, and statutes, as they now exist or may hereafter be enacted by legislative bodies having jurisdiction thereof, relating to its use and occupancy of the Premises as provided for in Section 18 hereof.

7. Improvements: Lessor shall provide Lessee with a tenant improvement allowance of $20.00 per rentable square foot for a mutually agreed to space plan to be installed by Lessor's contractor as per Exhibit B. Additionally, Lessor will provide an "industrial shell" which includes all structural items of the building including the building exterior walls, foundation, floors, parking areas, outside lighting, roof, roof structure, shell sprinklers, landscaping, electrical room, power to the building (not including the electrical panel), telephone and cable conduits stubbed to building, elevator pit, and all other utilities stubbed in at the shell, and three (3) ADA compliant stairs ("Base Building Improvements" as defined in Section 3(b) of Exhibit B). Lessor's contractor shall install and Lessee shall pay in accordance with the provisions of Exhibit B for all interior improvements in excess of said $20.00 per rentable square foot tenant improvement allowance including the elevator, bathrooms, lobby, plumbing distribution from Lessor's delivery of plumbing to the slab, stairwells, roof screens, main electrical service panel, common corridor, Lessee's HVAC systems, fire service, electrical distribution, interior finishes and all other partitions, ceilings and improvements of the Lessee's interior space as well as the cost of permits, drawings and consultant fees related to design, approval and installation of the Lessee's tenant improvements.

     Lessor shall cause the Base Building Improvements and Tenant Improvements to be constructed in accordance with Exhibit B in good and workmanlike manner in compliance with all applicable codes, laws, regulations and governmental requirements. Lessor shall obtain standard and customary construction warranties, including but not limited to warranties on the Building Systems, and shall ensure that all such warranties run to Lessee's benefit and shall be enforceable by Lessee.

8.   Taxes and Assessments.

     A. Lessee shall pay before delinquency any and all taxes, assessments, license fees, and public charges levied, assessed, or imposed upon or against Lessee's fixtures, equipment, furnishings, furniture, appliances, and personal property installed or located on or within the Premises. Lessee shall cause said fixtures, equipment, furnishings, furniture, appliances, and personal property to be assessed and billed separately from the real property of Lessor. If any of Lessee's said personal property shall be assessed with Lessor's real property, Lessee shall pay to Lessor the taxes attributable to Lessee within ten (10) days after receipt of a written statement from Lessor setting forth the taxes applicable to Lessee's property.

     B. All property taxes or assessments levied or assessed by or hereafter levied or assessed by any governmental authority against the Premises or any portion of such taxes or assessments which becomes due or accrued during the term of this Lease shall be paid by Lessor. Lessee shall pay to Lessor Lessee's proportionate share of such taxes or assessments (based on the ratio of the square footage of Premises to the aggregate square footage of space on the tax parcel, and adjusted equitably to the extent the value of the tenant improvements in the other building on the parcel are in significant excess of the value of those in the Premises on a per square foot basis result in an increase in the tax basis for the Premises) within ten (10) days of receipt of Lessor's invoice demanding such payment. Lessee's liability hereunder shall be prorated to reflect the commencement and termination dates of this Lease, but in no event earlier than twenty
     (20) days from the date such taxes would be delinquent if not paid..

9.   Insurance.

     A. Indemnity. Lessee agrees to indemnify, defend and save Lessor against and hold Lessor harmless from any and all demands, claims, causes of action, judgments, obligations, or liabilities, and all reasonable expenses incurred in investigating or resisting the same (including reasonable attorneys' fees) (collectively "Claims") on account of, or arising out of, the condition, use, or occupancy of the Premises. This Lease is made on the express condition that Lessor shall not be liable for, or suffer loss by reason of, injury to person or property, from whatever cause, in any way connected with the condition, use, or occupancy of the Premises, specifically including, without limitation, any liability for injury to the person or property of Lessee, its agents, officers, employees, licensees, and invitees. Notwithstanding the foregoing, nothing herein shall be deemed to require Lessee to indemnify, defend or save Lessor from Claims resulting from the negligence or willful misconduct or breach of the terms of this Lease by Lessor.

     B. Liability Insurance. Lessee shall, at its expense, obtain and keep in force during the term of this Lease a policy of Commercial General Liability insurance insuring Lessor and Lessee, with cross-liability endorsements, against any liability arising out of the condition, use, or occupancy of the Premises and all areas appurtenant thereto, including parking areas and property insurance to cover Lessee's personal property, equipment, inventory, fixtures and tenant improvements on the Premises. Such insurance shall be in an amount of one million dollars ($1,000,000) for each occurrence for bodily injury and physical damage to the property and two million dollars ($2,000,000) general aggregate limit. The insurance shall be with companies approved by Lessor, which approval Lessor agrees not to withhold unreasonably. Prior to possession, Lessee shall deliver to Lessor a certificate of insurance and endorsement evidencing the existence of the policy which (1) names Lessor as an additional insured, (2) shall not be canceled or altered without thirty (30) days' prior written notice to Lessor, (3) insures performance of the indemnity set forth in Section A of Paragraph 9, and (4) coverage is primary and any coverage by Lessor is in excess thereto.

     C. Property Insurance. Lessor shall obtain and keep in force during the term of this Lease a policy or policies of insurance covering loss or damage to the Premises (which may include earthquake and/or flood insurance), in the amount of the full replacement value thereof. Lessee shall pay to Lessor its pro-rata share of the cost of said insurance within ten (10) days of Lessee's receipt of Lessor's invoice demanding such payment, but in no event earlier than twenty (20) days from the date such premiums would be delinquent if not paid. Lessee acknowledges that such insurance procured by Lessor shall contain a deductible which reduces Lessee's cost for such insurance, and , in the event of loss or damage, Lessee shall be required to pay to Lessor the amount of such deductible (which shall not exceed $2,000 per occurrence). In the event Lessor carriers earthquake insurance on the Premises, the premium for such insurance shall not exceed two (2) times the premium for the property insurance, and the deductible shall not exceed ten percent (10%).

     D. Notwithstanding anything in this Lease to the contrary, Lessor and Lessee hereby releases each other and their respective agents, employees, successors, assignees and sublessees from all liability for injury to any person or damage to any property that is caused by or results from a risk which is actually insured against, which is required to be insured against under this Lease, or which would normally be covered by "all risk" property insurance, without regard to the negligence or willful misconduct of the person or entity so released. All of Lessor's and Lessee's repair and indemnity obligations under this Lease shall be subject to the waiver and release contained in this paragraph. Each party shall cause each insurance policy it obtains to provide that the insurer thereunder waives all recovery by way of subrogation as required herein in connection with any injury or damage covered by such policy.

10. Reimbursable Expenses and Utilities. Lessee shall pay its pro-rata share based on square footage of all water, gas, light, heat, HVAC, power, electricity, telephone, trash removal, landscaping, sewer charges, and all other services, including normal and customary property management fees not to exceed three percent (3%) of the Base Rent, supplied to or consumed on the Premises. In the event that any such services are billed directly to Lessor, then Lessee shall pay Lessor for such expenses within twenty (20) days of Lessee's receipt of Lessor's invoice demanding payment.

11.  Repairs and Maintenance.

     A. Subject to provisions of paragraph 15, Lessor shall keep and maintain in good order, condition and repair the structural elements of the Premises including the roof, roof membrane, paving, floor slab, foundation, exterior walls, landscaping, irrigation and elevators. Lessor shall make such repairs, replacements, alterations or improvements as Lessor deems reasonably necessary with respect to such structural elements and Lessee shall pay to Lessor, within ten days of Lessor's invoice to Lessee therefor, Lessee's pro-rata share of such repairs, replacements, alterations or improvements. In the event that the cost of any replacement or improvement exceeds $25,000 per occurrence, the amount in excess of $25,000 shall be amortized over the useful life of such replacements or improvements. Lessee shall be obligated to pay its pro-rata share of such excess on a monthly basis, as Additional Rent, for as long as the useful life coincides with the lease term. Notwithstanding the foregoing subject to the terms of Section 9.D. hereof, if the reason for any repair, replacement, alteration or improvement is caused by Lessee or arises because of a breach of Lessee's obligations under this Lease, then Lessee shall pay 100% of the costs or expense to remedy the same.

     B. Except as expressly provided in Subparagraph A above, Lessee shall, at its sole cost, keep and maintain the entire Premises and every part thereof, including, without limitation, the windows, window frames, plate glass, glazing, truck doors, doors, all door hardware, interior of the Premises, interior walls and partitions, and electrical, plumbing, lighting, heating, and air conditioning systems in good and sanitary order, condition, and repair. Notwithstanding the foregoing, Lessee shall have no obligation to repair any damage caused by Lessor.

          Should Lessee fail to maintain the Premises or make repairs required of Lessee hereunder forthwith within the cure period provided for in
     Section 14 hereof,

     Lessor, in addition to all other remedies available hereunder or by law, and without waiving any alternative remedies, may make the same, and in that event, Lessee shall reimburse Lessor as additional rent for the cost of such maintenance or repairs on the next date upon which rent becomes due.

          Lessee hereby expressly waives the provision of Subsection 1 of
     Section 1932, and Sections 1941 and 1942 of the Civil Code of California and all rights to make repairs at the expense of Lessor, as provided in
     Section 942 of said Civil Code.

12. Alterations and Additions. Lessee shall not make, or suffer to be made, any alterations, improvements, or additions in, on, or about, or to the Premises or any part thereof, without prior written consent of Lessor, which consent shall not be unreasonably withheld or delayed, and without a valid building permit issued by the appropriate governmental authority. However, Lessee shall be permitted to make alterations, improvements or additions to the Premises without Lessor's prior written consent, but with written notification, if such alteration, improvement or addition is less than $50,000 in cost in each instance, is nonstructural in nature, does not affect the mechanical and electrical systems of the building and does not penetrate the roof membrane. Lessor retains, at his sole option, the right to retain a General Contractor of his own choosing to perform all repairs, alterations, improvements, or additions in, on, about, or to said Premises or any part thereof, provided that Lessor's contractor is competitive in its costs and can perform the repair, alteration, improvement or addition in a timely manner. As a condition to giving such consent, Lessor may require that Lessee agree to remove any such alterations, improvements, or additions at the termination of this Lease, and to restore the Premises to their prior condition, provided that in no event shall the Tenant Improvements be required to be removed by Lessee. At the time Lessee requests Lessor's approval for any alteration, improvements or addition, Lessee may also request in writing Lessor's decision as to whether or not Lessor will require Lessee to remove said improvements at the end of the Lease term. Any alteration, addition, or improvement to the Premises, shall become the property of Lessor upon expiration or earlier termination of this Lease, and shall remain upon and be surrendered with the Premises at the termination of this Lease. Alterations and additions which are not to be deemed as trade fixtures include heating, lighting, electrical systems, air conditioning, partitioning, electrical signs, carpeting, or any other installation which has become an integral part of the Premises. In the event that Lessor consents to Lessee's making any alterations, improvements, or additions, Lessee shall be responsible for the timely posting of notices of non-responsibility on Lessor's behalf, which shall remain posted until completion of the alterations, additions, or improvements. Lessee's failure to post notices of non-responsibility as required hereunder shall be a breach of this Lease.

     Notwithstanding anything to the contrary herein, if, during the term hereof, any alteration, addition, or change of any sort through all or any portion of the Premises or of the building of which the Premises form a part, is required by law, regulation, ordinance, or order of any public agency then if such legal requirement is not imposed because of Lessee's specific use of the Premises and is not "triggered" by Lessee's alterations or Lessee's application for a building permit or any other governmental approval (in which instance Lessee shall be responsible for 100% of the cost of such improvement), Lessor shall be responsible for constructing such improvement and Lessee shall be responsible for its proportional share of the cost for said improvement, amortized over the useful life of such improvement that coincides with the remaining Lease term including any extensions.

13. Acceptance of the Premises and Covenant to Surrender. By entry and taking possession of the Premises pursuant to this Lease, Lessee accepts the Premises as being in good and sanitary order, condition, and repair, and accepts the Premises in their condition existing as of date of such entry, and Lessee further accepts any tenant improvements to be constructed by Lessor, if any, as being completed in accordance with the plans and specifications for such improvements.

     Lessee agrees on the last day of the term hereof, or on sooner termination of this Lease, to surrender the Premises, together with all alterations, additions, and improvements which may have been made in, to, or on the Premises by Lessor or Lessee, unto Lessor in good and sanitary order, condition, and repair, excepting for such wear and tear as would be normal for the period of the Lessee's occupancy and damage caused by casualty or Lessor's actions. Lessee, on or before the end of the term or sooner termination of this Lease, shall remove all its personal property and trade fixtures from the Premises, and all property not so removed shall be deemed abandoned by Lessee. Lessee further agrees that at the end of the term or sooner termination of this Lease, Lessee, at its sole expense, shall have the carpets steam cleaned, the walls and columns cleaned, and if necessary, painted, the flooring waxed, any damaged ceiling tile replaced, the windows cleaned, the drapes cleaned, and any damaged doors replaced.

     If the Premises are not surrendered at the end of the term or sooner termination of this Lease, Lessee shall indemnify Lessor against loss or liability resulting from delay by Lessee in so surrendering the Premises, including, without limitation, any claims made by any succeeding tenant founded on such delay.

14. Default. In the event of any breach of this Lease by the Lessee, or an abandonment of the Premises by the Lessee for more than sixty (60) consecutive days, the Lessor has the option of (1.) removing all persons and property from the Premises and repossessing the Premises, in which case any of the Lessee's property which the Lessor removes from the Premises may be stored in a public warehouse or elsewhere at the cost of, and for the account of, Lessee; or (2.) allowing the Lessee to remain in full possession and control of the Premises. As used herein, the term "breach of Lease" shall mean either : (i) the failure of Lessee to pay Rent or Additional Rent more than five (5) days after receipt of written notice thereof (provided that if Lessee defaults more than two (2) times in any twelve (12) month period, no such notice shall be necessary, or (ii) the failure of Lessee to perform any obligation hereunder other than the payment of Rent or Additional Rent for a period of more than thirty (30) days after receipt of written notice such breach, provided that if such breach cannot be reasonably cured within such thirty (30) day period, Lessee shall not be in default hereunder, if Lessee commences the cure within such thirty (30) days period and diligently pursues completion. If the Lessor chooses to repossess the Premises, the Lease will automatically terminate in accordance with the provisions of the California Civil Code, Section 1951.2. In the event of such termination of the Lease, the Lessor may recover from the Lessee: (1.) the worth at the time of award of the unpaid rent which had been earned at the time of termination, including interest at the maximum rate an individual is permitted by law to charge; (2.) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided, including interest at the maximum rate an individual is permitted by law to charge; (3.) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (4.) any other amount necessary to compensate the Lessor for all the detriment proximately caused by the Lessee's failure to perform his obligations under the Lease or which, in the ordinary course of things, would be likely to result therefrom. "The worth at the time of award," as used in (1.) and (2.) of this Paragraph, is to be computed by allowing interest at the maximum rate an individual is permitted by law to charge. "The worth at the time of award," as used in (3.) of this Paragraph, is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award, plus one percent (1%).

     If the Lessor chooses not to repossess the Premises, but allows the Lessee to remain in full possession and control of the Premises, then, in accordance with provisions of the California Civil Code, Section 1951.4, the Lessor may treat the Lease as being in full force and effect, and may collect from the Lessee all rents as they become due through the termination date of the Lease, as specified in the Lease. For the purpose of this paragraph, the following do not constitute a termination of Lessee's right to possession: (1.) acts of maintenance or preservation, or efforts to relet the property; (2.) the appointment of a receiver on the initiative of the Lessor to protect his interest under this Lease.

     Lessee shall be liable immediately to Lessor for all costs Lessor incurs in reletting the Premises, including, without limitation, brokers' commissions, expenses of remodeling the Premises required by the reletting, and like costs. Reletting can be for a period shorter or longer than the remaining term of this Lease. Lessee shall pay to Lessor the rent due under this Lease on the dates the rent is due, less the rent Lessor receives from any reletting. No act by Lessor allowed by this Section shall terminate this Lease unless Lessor notifies Lessee that Lessor elects to terminate this Lease. After Lessee's default and for as long as Lessor does not terminate Lessee's right to possession of the Premises, if Lessee obtains Lessor's consent, Lessee shall have the right to assign or sublet its interest in this Lease, but Lessee shall not be released from liability. Lessor's consent to a proposed assignment or subletting shall not be unreasonably withheld.

     If Lessor elects to relet the Premises as provided in this Paragraph, rent that Lessor receives from reletting shall be applied to the payment of: (1.) any indebtedness from Lessee to Lessor other than rent due from Lessee; (2.) all costs, including for maintenance, incurred by Lessor in reletting; (3.) rent due and unpaid under this Lease. After deducting the payments referred to in this Paragraph, any sum remaining from the rent Lessor receives from reletting shall be held by Lessor and applied in payment of future rent as rent becomes due under this Lease. In no event shall Lessee by entitled to any excess rent received by Lessor. If, on the date rent is due under this Lease, the rent received from reletting is less than the rent due on that date, Lessee shall pay to Lessor, in addition to the remaining rent due, all costs, including for maintenance, Lessor incurred in reletting that remain after applying the rent received from the reletting, as provided in this Paragraph.

     Lessor, at any time after Lessee commits a default, can cure the default at Lessee's cost. If Lessor at any time, by reason of Lessee's default, pays any sum or does any act that requires the payment of any sum, the sum paid by Lessor shall be due immediately from Lessee to Lessor at the time the sum is paid, and if paid at a later date shall bear interest at Bank of America's Prime rate plus two percent (2%) from the date the sum is paid by Lessor until Lessor is reimbursed by Lessee. The sum, together with interest on it, shall be additional rent.

     Rent not paid when due shall bear interest at Bank of America's Prime rate plus two percent (2%) from the date due until paid.

15. Destruction. In the event the Premises are destroyed in whole or in part from any cause, Lessor may, at its option, (1.) rebuild or restore the Premises to their condition prior to the damage or destruction or (2.) terminate the Lease as provided for below.

     If Lessor does not give Lessee notice in writing within thirty (30) days from the destruction of the Premises of its election either to rebuild and restore the Premises, or to terminate this Lease, Lessor shall be deemed to have elected to rebuild or restore them, in which event Lessor agrees, at its expense, promptly to rebuild or restore the Premises to its condition prior to the damage or destruction. If Lessor does not complete the rebuilding or restoration within one hundred eighty (180) days following the date of destruction (such period of time to be extended for delays caused by the fault or neglect of Lessee of because of acts of God, acts of public agencies, labor disputes, strikes, fires, freight embargoes, rainy or stormy weather, inability to obtain materials, supplies or fuels, acts of contractors or subcontractors, or delay of the contractors or subcontractors due to such causes or other contingencies beyond control of Lessor), then Lessee shall have the right to terminate this Lease by giving fifteen (15) days prior written notice to Lessor. Lessor's obligation to rebuild or restore shall not include restoration of Lessee's trade fixtures, equipment, merchandise, or any improvements, alterations, or additions made by Lessee to the Premises.

     Unless this Lease is terminated pursuant to the foregoing provisions, this Lease shall remain in full force and effect. Lessee hereby expressly waives the provisions of Section 1932, Subdivision 2, and Section 1933, Subdivision 4, of the California Civil Code.

     In the event that the building in which the Premises are situated is damaged or destroyed to the extent of not less than thirty-three and one-third percent (33 1/3%) of the replacement cost thereof, Lessor may elect to terminate this Lease, whether the Premises be injured or not.

     The rent due hereunder shall equitably abate during the time period the Premises are damaged or being repaired to the extent of Lessee's lack of use thereof.

16. Condemnation. If any part of the Premises shall be taken for any public or quasi-public use, under any statute of by right of eminent domain, or private purchase in lieu thereof, and a part thereof remains, which is susceptible of occupation hereunder, this Lease shall, as to the part so taken, terminate as of the date title shall vest in the condemnor or purchaser, and the rent payable hereunder shall be adjusted so that the Lessee shall be required to pay for the remainder of the term only such portion of such rent as the value of the part remaining after taking such bears to the value of the entire Premises prior to such taking. Lessor shall have the option to terminate this Lease in the event that such taking causes a reduction in rent payable hereunder by fifty percent (50%) or more. If all of the Premises or such part thereof be taken so that there does not remain a portion susceptible for occupation hereunder, as reasonably necessary for Lessee's conduct of its business as contemplated in this Lease, this Lease shall thereupon terminate. If a part of all of the Premises be taken, all compensation awarded upon such taking shall go to the Lessor, and the Lessee shall have no claim thereto, and the Lessee hereby irrevocably assigns and transfers to the Lessor any right to compensation or damages to which the Lessee may become entitled during the term hereof by reason of the purchase or condemnation of all or a part of the Premises, except that Lessee shall have the right to recover its share of any award or consideration for (1.) moving expenses; (2.) loss or damage to Lessee's trade fixtures, furnishings, equipment, and other personal property; and (3.) business goodwill, and (4) alterations paid for by Lessee. Each party waives the provisions of the Code of Civil Procedure, Section 1265.130, allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking of the Premises.

17. Free from Liens. Lessee shall (1.) pay for all labor and services performed for materials used by or furnished to Lessee, or any contractor employed by Lessee with respect to the Premises, and (2.) indemnify, defend, and hold Lessor and the Premises harmless and free from any liens, claims, demands, encumbrances, or judgments created or suffered by reason of any labor or services performed for materials used by or furnished to Lessee or any contractor employed by Lessee with respect to the Premises, and (3.) give notice to Lessor in writing five (5) days prior to employing any laborer or contractor to perform services related, or receiving materials for use upon the Premises, and (4.) shall post, on behalf of Lessor, a notice of non-responsibility in accordance with the statutory requirements of the California Civil Code, Section 3904, or any amendment thereof. In the event an improvement bond with a public agency in connection with the above is required to be posted, Lessee agrees to include Lessor as an additional obligee.

18. Compliance with Laws. Subject to Section 12, Lessee shall, at its own cost, comply with and observe all requirements of all municipal, county, state, and federal authority now in force, or which may hereafter be in force, pertaining to the use and occupancy of the Premises.

19. Subordination. Lessee agrees that this Lease shall, at the option of Lessor, be subjected and subordinated to any mortgage, deed of trust, or other instrument of security, which has been or shall be placed on the land and building, or land or building of which the Premises form a part, and this subordination is hereby made effective without any further act of Lessee or Lessor, provided that such subordination shall be conditioned upon Lessee's receipt of non-disturbance protection from such lender in lender's standard form. The Lessee shall, at any time hereinafter, on demand, execute any instruments, releases, or other documents that may be required by any mortgagee, mortgagor, trustor, or beneficiary under any deed of trust, for the purpose of subjecting or subordinating this Lease to the lien of any such mortgage, deed of trust, or other instrument of security. Lessee's failure to execute and deliver any such documents or instruments shall be deemed a breach of Lease.

20. Abandonment. Lessee shall not vacate or abandon the Premises at any time during the term; and if Lessee shall abandon, vacate, or surrender said Premises, or be dispossessed by process of law, or otherwise, any personal property belonging to Lessee and left on the Premises shall be deemed to be abandoned, at the option of Lessor, except such property as may be mortgaged to Lessor; provided, however, that Lessee shall not be deemed to have abandoned or vacated the Premises so long as Lessee continues to pay all rents as and when due, and otherwise performs pursuant to the terms and conditions of this Lease.

21.  Assignment and Subletting.

     A. Definitions. For purposes of this Paragraph 21, the following terms shall be defined as follows:

          (i) Sublet. The term "Sublet" shall mean any transfer, sublet, assignment, license or concession agreement, change of ownership, mortgage, or hypothecation of this Lease or the Lessee's interest in the Lease or in and to all or a portion of the

          Premises.

          (ii) Subrent. The term "Subrent" shall mean any consideration of any kind received, or to be received, by Lessee from a Sublessee if such sums are related to Lessee's interest in this Lease or in the Premises, including, but not limited to, bonus money and payments (in excess of book value) for Lessee's assets including its trade fixtures, equipment and other personal property, goodwill, and general intangibles.

          (iii) Sublessee. The term "Sublessee" shall mean the person or entity with whom a Sublet agreement is proposed to be or is made.

     B. Lessor's Consent. Lessee shall not enter into a Sublet without Lessor's prior written consent, which consent shall not be unreasonably withheld or delayed. Any attempted or purported Sublet without Lessor's prior written consent shall be void and confer no rights upon any third person and, at Lessor's election, shall terminate this Lease. In determining whether or not to consent to a proposed Sublet, Lessor may consider the following factors, among others, all of which shall be deemed reasonable; (i) whether the proposed Sublessee has a net worth equal to or greater than the net worth of Lessee; (ii) whether the proposed use of the Premises by the proposed Sublessee is consistent with the permitted use for the Premises set forth in Paragraph 6 of this Lease; (iii) whether the experience and business reputation of the proposed Sublessee is equal to or greater than that of Lessee; (iv) whether the rent payable by the Sublessee under the proposed Sublet reflects the current fair market rent for the subleased Premises as reasonably determined by Lessor. Each Sublessee shall agree in writing, for the benefit of Lessor, to assume, to be bound by, and to perform the terms and conditions and covenants of this Lease to be performed by Lessee. Notwithstanding anything contained herein, Lessee shall not be released from liability for the performance of each term, condition and covenant of this Lease by reason of Lessor's consent to a Sublet unless Lessor specifically grants such release in writing. Consent by Lessor to any Sublet shall not be deemed a consent to any subsequent Sublet. Lessee shall reimburse Lessor for all reasonable costs and attorneys' fees incurred by Lessor in connection with the evaluation, processing and/or documentation of any requested Sublet, whether or not Lessor's consent is granted. Lessor's reasonable costs shall include the cost of any review or investigation by Lessor of any hazardous or toxic materials which may be used, stored, or disposed of at the Premises by the Sublessee, including fees paid to consultants hired to perform such review or investigation.

     C. Information to be Furnished. If Lessee desires at any time to Sublet the Premises or any portion thereof, it shall first notify Lessor of its desire to do so and shall submit in writing to Lessor: (i) the name and legal composition of the proposed Sublessee, (ii) the nature of the proposed Sublessee's business to be carried on in the Premises; (iii) the terms and provisions of the proposed Sublet and a copy of the proposed Sublet form containing a description of the subject premises; (iv) a statement of all consideration to be paid by the Sublessee in connection with the Sublet; (v) a current financial statement of Lessee; and (vi) such financial information, including financial statements, as Lessor may reasonably request concerning the proposed Sublessee.

     D. Lessor's Alternatives. At any time within ten (10) days after the Lessor's receipt of the information specified in Paragraph 21.C., Lessor may, by written notice to Lessee, elect: (i) to consent to the Sublet by Lessee; (ii) to refuse its consent to the Sublet, or (iii) elect to terminate this Lease, or in the case of a partial Sublet, terminate this Lease as to the portion of the Premises proposed to be Sublet, provided that if Lessor chooses (iii), then Lessee shall have a period of three (3) business days from receipt of such termination notice in which to revoke its sublet request. If Lessor terminates this Lease with respect to a portion of the Premises, then the rent, Lessee's pro-rata share and the amount of the Security Deposit and Letter of Credit shall be proportionately reduced based on square footage. If Lessor consents to the Sublet, Lessee may thereafter enter into a valid Sublet of the Premises or portion thereof, upon the terms and conditions and with the proposed Sublessee set forth in the information furnished by Lessee to Lessor pursuant to Paragraph 21.B., subject, however, at Lessor's election, to the condition of any excess of the Subrent over the Rent required to be paid by Lessee under this Lease, after first deducting a leasing commission, shall be split equally between Lessor and Lessee. Lessor's alternative of terminating this Lease as described above shall not be applicable for a proposed sublet of a portion of the Premises during the first four (4) years of the Lease term.

     E. Proration. If a portion of the Premises is Sublet, the pro rata share of the Rent attributable to such partial area of the Premises shall be determined by Lessor by dividing the Rent payable by Lessee hereunder by the total square footage of the Premises and multiplying the resulting quotient (the per square foot rent) by the number of square feet of the Premises which are Sublet.

     F. Exempt Sublets. Notwithstanding the above, Lessor's prior written consent shall not be required for an assignment of this Lease to an entity which controls, is controlled by or under common control with, Lessee, or a corporation into which Lessee merges or consolidates, provided that (i) Lessee gives Lessor prior written notice of the name any such assignee,
     (ii) at the time of such assignment, the assignee has net worth that is equal to or greater than the net worth of Lessee immediately prior to such assignment; and (iii) the assignee assumes, in writing, for the benefit of Lessor, all of Lessee's obligations under the Lease. An assignment or other transfer of this Lease to a purchaser of all or substantially all of the assets of Lessee shall not be deemed a Sublet requiring Lessor's prior written consent.

22. Parking Charges. Lessee agrees to pay upon demand, based on its percent of occupancy of the entire Premises, its pro-rata share of any parking charges, surcharges, or any other cost hereafter levied or assessed by local, state, or federal governmental agencies in connection with the use of the parking facilities serving the Premises, including, without limitation, parking surcharge imposed by or under the authority of the Federal Environmental Protection Agency.

23. Insolvency or Bankruptcy. Either (1.) the appointment of a receiver to take possession of all or substantially all of the assets of Lessee which is not removed within sixty (60) days, or (2.) a general assignment by Lessee for the benefit of creditors, or (3.) any action taken or suffered by

Lessee under any insolvency or bankruptcy act shall constitute a breach of this Lease by Lessee. Upon the happening of any such event, this Lease shall terminate ten (10) days after written notice of termination from Lessor to Lessee. This section is to be applied consistent with the applicable state and federal law in effect at the time such event occurs.

24. Lessor Loan or Sale. Lessee agrees promptly following request by Lessor to (1.) execute and deliver to Lessor any documents, including estoppel certificates presented to Lessee by Lessor, (a.) certifying that this Lease is unmodified and in full force and effect, or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect and the date to which the rent and other charges are paid in advance, if any, and (b.) acknowledging that there are not, to Lessee's knowledge, any uncured defaults on the part of Lessor hereunder, and (c.) evidencing the status of the Lease as may be required either by a lender making a loan to Lessor, to be secured by deed of trust or mortgage covering the Premises, or a purchaser of the Premises from Lessor, and (2.) to deliver to Lessor the current financial statements of Lessee certified by a corporate officer, including a balance sheet and profit and loss statement, for the current fiscal year and the two immediately prior fiscal years, all prepared in accordance with Generally Accepted Accounting Principles consistently applied. Lessee's failure to deliver an estoppel certificate within seven (7) days following such request shall constitute a default under this Lease and shall be conclusive upon Lessee that this Lease is in full force and effect and has not been modified except as may be represented by Lessor. Lessee's failure to deliver the estoppel certificates within the seven (7) days shall be a breach of the Lease.

25. Surrender of Lease. The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, shall not work a merger nor relieve Lessee of any of Lessee's obligations under this Lease, and shall, at the option of Lessor, terminate all or any existing Subleases or Subtenancies, or may, at the option of Lessor, operate as an assignment to him of any or all such Subleases or Subtenancies.

26. Attorneys' Fees. If, for any reason, any suit be initiated to enforce any provision of this Lease, the prevailing party shall be entitled to legal costs, expert witness expenses, and reasonable attorneys' fees, as fixed by the court.

27. Notices. All notices to be given to Lessee may be given in writing, personally, or by depositing the same in the United States mail, postage prepaid or by national overnight courier service, and addressed to Lessee at the said Premises, whether or not Lessee has departed from, abandoned, or vacated the Premises. Any notice or document required or permitted by this Lease to be given Lessor shall be addressed to Lessor at the address set forth below, or at such other address as it may have theretofore specified by notice delivered in accordance herewith:

          LESSOR:   WTA Piercy LLC
                    900 Welch Road, Suite 10
                    Palo Alto, California  94304

          LESSEE:   Packeteer, Inc. (Before Lease Commencement)
                    10495 North De Anza Boulevard
                    Cupertino, CA 95014

                    Packeteer, Inc. (After Lease Commencement)
                          Piercy Road
                    San Jose, CA

28. Transfer of Security. If any security be given by Lessee to secure the faithful performance of all or any of the covenants of this Lease on the part of Lessee, Lessor may transfer and/or deliver the security, as such, to the purchaser of the reversion, in the event that the reversion be sold, and thereupon Lessor shall be discharged from any further liability in reference thereto, upon the assumption by such transferee of lessor's obligations under this Lease.

29. Waiver. The waiver by Lessor or Lessee of any breach of any term, covenant, or condition, herein contained shall not be deemed to be a waiver of such term, covenant, or condition, or any subsequent breach of the same or any other term, covenant, or condition herein contained. The subsequent acceptance of rent hereunder by lessor shall not be deemed to be a waiver of any preceding breach by Lessee of any term, covenant, or condition of this Lease, other than the failure of Lessee to pay the particular rental so accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such rent.

30. Holding Over. Any holding over after the expiration of the term or any extension thereof, shall be construed to be a tenancy from month-to-month, at a rental of one and one-half (1 1/2) times the previous month's rental rate per month, and shall otherwise be on the terms and conditions herein specified, so far as applicable.

31.  Covenants, Conditions, and Restrictions. Not applicable.

32. Limitation on Lessor's Liability. If Lessor is in default of this Lease, and, as a consequence, Lessee recovers a money judgment against Lessor, the judgment shall be satisfied only out of the proceeds of sale received on execution of the judgment and levy against the right, title, and interest of Lessor in the Premises, or in the building, other improvements, and land of which the Premises are part, and out of rent or other income from such real property receivable by Lessor or out of the consideration received by Lessor from the sale or other disposition of all or any part of Lessor's right, title, and interest in the Premises or in the building, other improvements, and land of which the Premises are part. Neither Lessor nor any of the partners comprising the partnership designated as Lessor shall be personally liable for any deficiency.

33. Disclosure. Lessor's listing brokers, Bart Edises and Steve Horton of CPS, are members of WTA Piercy LLC, the ownership entity of the Project.

34. BROKERS. Lessor and Lessee each warrant that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease excepting only CPS (Lessor's broker) and Colliers International (Lessee's broker) and that it knows of no other real estate broker or agent who is, or might be, entitled to a commission in connection with this Lease. Lessor shall be solely responsible for the payment of the commission due such brokers under separate agreement by and between Lessor and CPS in connection with this Lease. Each party agrees to indemnify and hold the other party harmless from and against all claims for brokerage commissions, finder's fees or other compensation made by any other agent, broker, salesman or finder than the Broker.

34. Contingency. Lessor's execution of this Lease is contingent upon Lessor successfully concluding the underlying land purchase for the Premises. If such purchase does not occur by February 1, 2001, then either party may terminate this Lease upon written notice thereof to the other.

35. Signage. Lessor, without warranty of success, shall cooperate with Lessee and the appropriate governmental agencies to acquire Lessee's pro-rata share of the maximum allowable signage for Lessee, including monument and building signage, all of which shall comply with governmental regulations and the project's signage program. All signage shall be at Lessee's sole cost. Lessee shall be entitled to the top portion of any monument sign approved by the City.

36. Right of First Offer. Lessor and Lessee agree that if at any time during the term of this Lease, Lessor shall receive a bona fide offer (hereinafter called the "Offer") from a third party other than the initial tenant (hereinafter called the "Offeror") to Lease the adjacent building known as ______ Piercy Road, and Lessor shall desire to accept said Offer, Lessor shall give notice to Lessee setting forth the terms and conditions of the Offer and stating in such notice that Lessor is willing to accept such Offer. Lessee shall have the right of first refusal to Lease the Premises as described in the Offer, on the exact same terms and conditions as set forth in the Offer, provided Lessee must elect to exercise such right of first refusal by giving Lessor written notice of its election to exercise within five (5) business days following the date of receipt by Lessee of Lessor's notice of intention to accept said Offer by giving written notice to Lessor of its election to Lease on the same terms and conditions as set forth in the Offer.

     If Lessee shall fail to give notice to Lessor of its election to Lease hereunder within said five business (5) days following date Lessee shall have received from Lessor its notice of intention to accept the Offer, Lessor may then Lease to the Offeror upon the same terms and conditions as set forth in said Offer.

     Lessee's Right of First Offer shall be contingent upon Lessee's financial status at the time of the Offer being acceptable to Lessor's lender(s).

37.  Miscellaneous.

     A. Time is of the essence of this Lease, and of each and all of its provisions.

     B. The term "building" shall mean the building in which the Premises are situated.

     C. If the building is leased to more than one tenant, then each such tenant, its agents, officers, employees, and invitees, shall have the non-exclusive right (in conjunction with the use of the part of the building leased to such Tenant) to make reasonable use of any driveways, sidewalks, and parking areas located on the parcel of land on which the building is situated. Lessee shall have the nonexclusive use of at least

     294 parking stalls. Lessee shall have the exclusive right to eight (8) parking spaces at a location to be mutually agreed upon. Lessor shall have no obligation to police and/or enforce said parking spaces.

     D.   The term "assign" shall include the term "transfer."

     E. The invalidity or unenforceability of any provision of this Lease shall not affect the validity or enforceability of the remainder of this Lease.

     F. All parties hereto have equally participated in the preparation of this Lease.

     G. The headings and titles to the Paragraphs of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part thereof.

     H. Lessor has made no representation(s) whatsoever to Lessee (express or implied) except as may be expressly stated in writing in this Lease instrument.

     I. This instrument contains all of the agreements and conditions made between the parties hereto, and may not be modified orally or in any other manner than by agreement in writing, signed by all of the parties hereto or their respective successors in interest.

     J. It is understood and agreed that the remedies herein given to Lessor shall be cumulative, and the exercise of any one remedy by Lessor shall not be to the exclusion of any other remedy.

     K. The covenants and conditions herein contained shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, and administrators, and assigns of all the parties hereto; and all of the parties hereto shall jointly and severally be liable hereunder.

     L. This Lease has been negotiated by the parties hereto and the language hereof shall not be construed for or against either party.

     M. All exhibits to which reference is made are deemed incorporated into this Lease, whether covenants or conditions, on the part of Lessee shall be deemed to be both covenants and conditions.

     N. Each party executing this Lease on behalf of a party hereto represents and warrants that it can legally bind such party to its obligations hereunder.


IN WITNESS WHEREOF, Lessor and Lessee have executed this Lease on the date first above-written.

LESSOR:                                     LESSEE:
WTA Piercy LLC,                             Packeteer, Inc.
a California limited liability company      a Delaware corporation


BY:   /s/ HOWARD J. WHITE, III              BY:   /s/ DAVID YNTEMA
     -------------------------------             -------------------------------
        Howard J. White, III                      David Yntema
        Managing Member                           CFO


DATE:  10/31/00                             DATE:  10/31/00
     -------------------------------             -------------------------------

                                                 /s/ [SIGNATURE ILLEGIBLE]
                                                 Secretary and CFO
                                                 10/31/00

                                    EXHIBIT A


     A site plan of the Building and project to be attached once completed.

                                   EXHIBIT "B"

                             WORK LETTER AGREEMENT

This WORK LETTER AGREEMENT ("AGREEMENT") is made and entered into as of the 30th day of October, 2000, by and between WTA Piercy LLC, a California limited liability company ("LESSOR") and Packeteer, Inc., a Delaware corporation ("LESSEE"), in connection with the execution of the Lease between Lessor and Lessee of even date herewith ("LEASE"), who hereby agree as follows:

     1.   GENERAL.

          (a) PURPOSE OF WORK LETTER AGREEMENT. The purpose of this Agreement is to set forth how the Base Building Improvements (as defined in Section 3(b) below) and the Tenant Improvements (as defined in Section 5 below), are to be constructed, who will undertake the construction of the Base Building Improvements and the Tenant Improvements, who will pay for the construction of the Base Building Improvements and the Tenant Improvements, and the time schedule for completion of the construction of the Base Building Improvements and the Tenant Improvements.

          (b) INCORPORATION OF LEASE DEFINITIONS. Except as defined in this Agreement to the contrary, all terms utilized in this Agreement shall have the same meaning ascribed to them in the Lease. When work, services, consents or approvals are to be provided by or on behalf of Lessor, the term "Lessor" shall include Lessor's agents, contractors, employees and affiliates.

          (c) INCORPORATION OF LEASE TERMS. The provisions of the Lease, except where clearly inconsistent or inapplicable to this Agreement, are incorporated into this Agreement.

          (d) LANDLORD TO PAY FOR BASE BUILDING IMPROVEMENTS. The Base Building Improvements shall be constructed pursuant to this Agreement by Lessor at Lessor's sole cost and expense.

          (e) TENANT IMPROVEMENT ALLOWANCE. The Tenant Improvements shall be constructed by Lessor, at Lessee's expense, subject to Lessor's obligations to provide the Tenant Improvement Allowance as described in Section 6 below.

     2. LEASE COMMENCEMENT DATE. The "LEASE COMMENCEMENT DATE" shall be the date which is the earlier of (i) the date Lessor delivers to Lessee a factually accurate written notice stating that the Premises are Substantially Complete (as defined in Section 2(a)(i) below), and (ii) the date Lessor delivers to Lessee written notice stating the date the Premises would have been Substantially Complete were it not for any Lessee Delay (as defined in Section 2(a)(ii) below).


          (a)  CERTAIN DEFINITIONS.

               (i) The term "SUBSTANTIALLY COMPLETE" or "SUBSTANTIAL COMPLETION" as used in the Lease or this Agreement shall mean: (1) the Base Building Improvements are complete and in compliance with all applicable laws, statutes, codes, rules and regulations (collectively, "LAWS ") and all of the Building's heating, ventilating, air-conditioning ("HVAC") and plumbing, life safety, mechanical and/or electrical systems (collectively, "BUILDING SYSTEMS") are operational to the extent necessary to service the Premises; (2) the Tenant Improvements are complete in accordance with the Final Plans and all applicable Laws, and Lessor has sufficiently completed all the work required to be performed by Lessor in accordance with this Agreement (except minor punch list items which Lessor shall thereafter promptly complete); (3) Lessor has obtained a certificate of occupancy for the Building, or a temporary certificate of occupancy (except to the extent delayed by any Lessee Delay); and (4) Lessee has been provided with the number of parking privileges and spaces to which it is entitled under the Lease, (5) Piercy Road has been rebuilt and extended to allow free access to the Building and as required by law; and (6) all of the utilities servicing the Building are hooked up and fully operational.

               (ii) The term "LESSEE DELAY" as used in the Lease, or this Agreement shall mean any delay that Lessor actually encounters in the performance of Lessor's obligations under the Lease which actually delays the Substantial Completion of the Base Building or Tenant Improvements because of:
(1) delay attributable to changes in or additions to the Final Plans (as defined in Section 3(d) below) requested by Lessee (and not due to revisions to the Base Building Plans, if not requested by Lessee) following approval by Lessee; (2) delay attributable to the postponement of any Tenant Improvements at the request of Lessee; and (3) delay by Lessee in the submission of information or the giving of authorizations or approvals within the time limits set forth in this Agreement; and (4) delay attributable to the failure of Lessee to pay, when due, any amounts required to be paid by Lessee pursuant to this Agreement. Lessee shall pay all actual costs and expenses incurred by Lessor which result from any Lessee Delay, including, without limitation, any actual costs and expenses attributable to increases in the cost of labor or materials.

               No Lessee Delay shall be deemed to have occurred unless and until Lessor has given written notice to Lessee specifying the action or inaction by Lessee which Lessor contends constitutes a Lessee Delay. If such action or inaction is not cured within three (3) business day after receipt of such notice, then a Lessee Delay, as set forth in such notice, shall be deemed to have occurred commencing as of the date Lessee received such notice and continuing for the number of days the Substantial Completion of the Premises was in fact delayed as a direct result of such action or inaction.

               (iii) The term "FORCE MAJEURE DELAY" as used in the Lease or this Agreement shall mean any delay in the Substantial Completion of the Tenant Improvements which is attributable to any: (1) actual delay affecting the Building, attributable to any strike, lockout or other labor or industrial disturbance (whether or not on the part of the employees of either party hereto), civil disturbance, future order claiming jurisdiction, act of the public enemy, war, riot, sabotage, blockade, embargo, inability to secure customary materials or Lessee's special requirements after a commercially reasonable search therefor, supplies or labor through ordinary sources by reason of regulation or order of any government or regulatory body or lack of availability; (2) delay attributable to the failure of Lessor to secure building permits and approvals (including any failure to obtain a temporary certificate of occupancy), despite Lessor's best efforts to obtain such permits and approvals, within the same time period that normally prevailed for obtaining such permits and approvals at the time this Lease was negotiated, which time period Lessor and Lessee hereby stipulate to be one hundred and twenty (120) days; (3) delay in completing the Final Plans, the construction of the Tenant Improvements, and/or Lessee's move into the Premises because of changes in any Laws or Building Requirements (as defined in Section 3(b) below), or the interpretation thereof; or (4) delay attributable to lightning, earthquake, fire, storm, hurricane, tornado, flood, washout, explosion, or any other similar industry-wide or Building-wide cause beyond the reasonable control of the party from whom performance is required, or any of its contractors or other representatives. Any prevention, delay or stoppage due to any Force Majeure Delay shall excuse the performance of the party affected for a period of time equal to any such prevention, delay or stoppage (except the obligations of either party to pay money, including rental and other charges, pursuant to the Lease).

               No Force Majeure Delay shall be deemed to have occurred unless and until the party claiming such Force Majeure Delay has provided written notice to the other party specifying the action or inaction that such notifying party contends constitutes a Force Majeure Delay. If such action or inaction is not cured within one (1) business day after receipt of such notice, then a Force Majeure Delay, as set forth in such notice, shall be deemed to have occurred commencing as of the date such notice is received and continuing for the number of days the Substantial Completion of the Premises was in fact delayed as a direct result of such action or inaction.

          (b)  DELAY OF RENT COMMENCEMENT DATE.

          The Lease Commencement Date shall be delayed by one (1) business day for each business day of delay in the Substantial Completion of the Premises that is caused by any Force Majeure Delay or any Lessor Delay.

     3.   CONSTRUCTION SCHEDULE AND PROCEDURES.

          (a) SELECTION OF DESIGNER. Lessor shall retain an architect or designer ("DESIGNER") familiar with all applicable Laws and Building Requirements (as defined in Section 3(b) below). Lessor and Lessee mutually agree that the Designer shall be TSH Architects.

          (b) BASE BUILDING PLANS. Lessor has submitted instructions and Building plans and specifications prepared by TSH Architects and described on the attached Schedule 3 ("BASE BUILDING PLANS") and the improvements detailed therein the "BASE BUILDING

IMPROVEMENTS") and all rules, regulations, instructions and procedures promulgated by Lessor with respect to tenant design and/or construction in the Building (collectively, "BUILDING REQUIREMENTS") sufficient to allow Lessee to complete a Space Plan (as defined in Section 3(c) below). To the extent the Base Building Plans are revised to accommodate the requirements of the City of San Jose during the permit approval process, Lessor shall submit such revised plans to Lessee for its approval, which approval shall not be unreasonably withheld.

          (c) PREPARATION AND APPROVAL OF SPACE PLAN. Lessee shall submit to the Designer all additional information including occupancy requirements for the Premises ("INFORMATION") necessary to enable the Designer to prepare a space plan showing all demising walls, corridors, entrances, exits, doors, interior partitions, and the locations of all offices, conference rooms, computer rooms, mini-service kitchens, and the reception area, and other requirements of Lessee ("SPACE PLAN"). Once completed the Space Plan shall be attached hereto as
Schedule 1.

               Lessor shall cause the Designer to submit to Lessee and Lessor the Space Plan with sufficient time to ensure that Lessor can complete its review and Lessee and Lessor can finally approve the Space Plan no later than April 1, 2001.

          (d) INTEGRATION OF FINAL PLANS AND CONSTRUCTION OF TENANT IMPROVEMENTS. Lessor shall integrate the Space Plan and any working drawings or engineering drawings that may be required in order to construct the Tenant Improvements as shown on the approved Space Plan into the plans, specifications and drawing for the Base Building Improvements, which integrated drawings ("FINAL PLANS") shall be thereafter delivered by Lessor to Lessee no later than September 1, 2001. Lessee and Lessor shall approve the Final Plans within five
(5) business days after receipt of same.

          (e) BIDDING. As soon as practical following receipt of all necessary permits and approvals, Lessor shall put the Final Plans out to bid to multiple licensed and insured subcontractors. Lessee may submit subcontractors to Lessor for Lessor's review and Lessee shall have the right to review all bids. Lessor, with Lessee's approval, shall select which subcontractors will perform the Tenant Improvements each party acting reasonably, taking into account issues of cost, quality of work and scheduling of labor.

          (f) NOTICE OF SUBSTANTIAL COMPLETION. Lessor shall deliver to Lessee two (2) week's prior written notice stating the date that the Premises are expected to be Substantially Complete, or would be Substantially Complete were it not for any Lessee Delay.

     4. CHANGE ORDERS. In the event that Lessee requests any changes to the Final Plans after such plans have been approved by Lessee and Lessor, Lessor shall not unreasonably withhold its consent to any such changes, and shall grant its consent to such changes within three (3) business days after Lessor's receipt of same, provided the changes do not adversely affect the Building's structure, systems, equipment or appearance. Any changes to the Final Plans by Lessor shall require prior written consent of Lessee, which consent shall not be unreasonably withheld or delayed. If any changes requested by Lessee and approved by Lessor increase the cost to Lessor of constructing the Tenant Improvements shown on the Final Plans, Lessor shall provide Lessee invoices documenting and evidencing such increased costs, and Lessee shall reimburse Lessor for such increased costs as provided in Section 8. The costs charged by Lessor to Lessee pursuant to this Section shall be an amount equal to the actual costs incurred by Lessor to review the requested changes and to cause the Tenant Improvements, as reflected by revised Final Plans, to be constructed above the costs that Lessor would have had to pay to cause the Tenant Improvements to be constructed if such changes had not been made. Subject to Section 2(a)(ii) above, if such changes requested by Lessee delay Lessor's completion of the work shown on the Final Plans, then such delay shall constitute a Lessee Delay.

     5. TENANT IMPROVEMENTS. The term "TENANT IMPROVEMENTS" shall mean all improvements shown in the Final Plans other than the Base Building Improvements. Tenant Improvements shall not include any personal property of Lessee.

     6. TENANT IMPROVEMENT ALLOWANCE AMOUNT. Landlord will pay on behalf of Tenant an amount equal to Twenty Dollars ($20.00) per rentable square foot of the Premises, for an approximate total of One Million Six Hundred Eighty Thousand and No/100ths Dollars ($1,680,000.00) ("TENANT IMPROVEMENT ALLOWANCE") over and above the items included in the Base Building Improvements, as set forth in the Base Building Plans, for the costs of the design and construction of the Tenant Improvements. The Tenant Improvement Allowance shall be used to pay for Tenant Improvement Costs (as defined in Section 7 below) and shall be disbursed by Landlord to the contractor engaged to construct the Tenant Improvements.

     7. TENANT IMPROVEMENT COSTS. The Tenant Improvements' Cost ("TENANT IMPROVEMENT COSTS") shall mean and include any and all costs and expenses of construction the Tenant Improvements, including, without limitation, all of the following:

          (a) All costs of preliminary space planning and final architectural and engineering plans and specifications for the Tenant Improvements, and architectural fees, engineering costs and fees, and other costs associated with completion of the Space Plan;

          (b) All costs of obtaining building permits and other necessary authorizations and approvals from the City of San Jose and other applicable jurisdictions for the Tenant Improvements, but not for the Base Building Improvements;

          (c) All costs of interior design and finish schedule plans and specifications including as-built drawings for Tenant Improvements;

          (d) All direct and indirect costs of procuring, constructing and installing the Tenant Improvements in the Premises, including, but not limited to, the construction fee for overhead and profit (not to exceed ten percent (10%) of the cost of the work), the cost of all on-site supervisory and administrative staff, office, equipment and temporary services rendered by Lessor's consultants and the General Contractor in connection with construction of the Tenant Improvements, and all labor (including overtime) and materials.


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


          (e) All fees payable to the General Contractor, architect and Lessor's engineering firm if they are required by Lessee to redesign any portion of the Tenant Improvements due to requests therefor by Lessee or for other reasons other than a request therefor by Lessor following Lessee's approval of the Final Plans.

     8. EXCESS TENANT IMPROVEMENT COSTS. Prior to commencing the Tenant Improvements, Lessor shall submit to Lessee a written statement of the actual Tenant Improvement Costs (the "Actual TI Costs") (which shall include the amount of any overtime projected as necessary to Substantially Complete the Tenant Improvements by the Completion Date if the necessity of using such overtime to meet the Scheduled Completion date was made necessary by a Lessee Delay) as then known by Lessor, and such statement shall indicate the amount, if any, by which the Actual TI Costs exceeds the Tenant Improvement Allowance (including the additional allowance amortized as provided for in Section 7 of the Lease) (the "EXCESS TENANT IMPROVEMENT COSTS"). The term "EXCESS TENANT IMPROVEMENT COSTS" shall also include the costs related to any and all Change Orders required by Lessee's requesting a change in the Final Plans following Final Approval. Lessee agrees, within five (5) business days after submission to it of such statement, to execute and deliver to Lessor, in the form then in use by Lessor or Lessor's contractor, an authorization to proceed with the Tenant Improvements. No Tenant Improvements shall be commenced until Tenant has fully complied with the preceding provisions of this Section 8. In no event shall Lessee be required to pay any Excess Tenant Improvement Costs in excess of ten percent (10%) of those shown in such statement without the prior written consent of Lessee, unless due to changes requested by Lessee.

          (a) PAYMENT OF EXCESS TENANT IMPROVEMENTS COSTS. Immediately prior to commencement of construction of Tenant Improvements, Lessee shall deposit into an escrow account at MidPeninsula Bank the Excess Tenant Improvement Costs. Lessor shall submit to Lessee, on a monthly basis, progress payment bills for Excess Tenant Improvement Costs. Said progress payments will be drawn from the escrow account on the 10th of each following month on a dollar-per-dollar basis such that the progress payments are paid 50% with the amounts deposited by Lessee and 50% at Lessor's expense, until the Tenant Improvement Allowance is fully depleted, with the final payment to be made upon Lessee taking occupancy of the Premises. If Tenant fails to release the sums so demanded by Lessor pursuant to this Section 8 within the time periods required, Lessor may, at its option, declare Lessee in default under the Lease.

     9. INSPECTION. After Lessor has completed the construction of the Tenant Improvements (excepting punch list items) and again thirty (30) days after the Premises are Substantially Complete ("SECOND TIME"), in each case following two
(2) business days' advance written notice from Lessee to Lessor, Lessor shall cause the Contractor to inspect the Premises with a representative of Lessee and complete a punch list of unfinished items of the Tenant Improvements. Authorized representatives for Lessor and Lessee shall execute said punch list to indicate their approval thereof. The items listed on such punch list shall be completed by the Contractor within thirty (30) days after the approval of such punch list or as soon thereafter as reasonably practicable.


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


     IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first written above.

LESSOR:                                    LESSEE:
WTA Piercy LLC,                            Packeteer, Inc.
a California limited liability company     a Delaware corporation


By: /s/ HOWARD J. WHITE, III               By:  /s/ [SIGNATURE ILLEGIBLE]
    ------------------------------              ------------------------------
        Howard J. White, III
        Managing Member


                                                /s/ [SIGNATURE ILLEGIBLE]
                                                ------------------------------
                                                    Secretary and CFO
                                                    10/31/00














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